Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of Celexus, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisa Averbuch, Principal Financial and Accounting Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lisa Averbuch
Lisa Averbuch, President, Principal Financial Officer, Principal Accounting Officer
Date: March 12, 2020